                          SCHEDULE 14A INFORMATION

    PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE
                                 ACT OF 1934
                               (AMENDMENT NO.)

Filed by the registrant [_]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

       [_] Preliminary Proxy Statement

       [X] Definitive Proxy Statement

       [_] Definitive Additional Materials

       [_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                               BETHLEHEM STEEL
                (Name of Registrant as Specified In Its Charter)

                               BETHLEHEM STEEL
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

       [X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
           14a-6(j)(2).

       [_] $500 per each party to the controversy pursuant to Exchange Act
           Rule 14a-6(i)(3).

       [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

           (1) Title of each class of securities to which transaction applies:

           (2) Aggregate number of securities to which transaction applies:

           (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11*

           (4) Proposed maximum aggregate value of transaction:
- --------
*Set forth the amount on which the filing is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                 BETHLEHEM
                 STEEL
                 CORPORATION

- --------------------------------------------------------------------------------

                 [LOGO OF BETHLEHEM
                  STEEL CORPORATION
                  APPEARS HERE]

                 NOTICE OF 1994
                 ANNUAL MEETING
                 OF STOCKHOLDERS
                 AND PROXY
                 STATEMENT

                [LETTERHEAD OF C. H. BARNETTE  APPEARS HERE]

                                                                  March 16, 1994

To All Bethlehem Stockholders:

  It is a pleasure to invite you to the Annual Meeting of Stockholders which will be held in Wilmington, Delaware on Tuesday, April 26, 1994. We will meet in the Gold Ballroom of the Hotel du Pont at 11 a.m. Your continuing interest in Bethlehem's business is appreciated, and I hope that as many of you as pos-sible will attend the Meeting in person.

  The annual election of directors will take place at the Meeting. Personal in-formation about each nominee for the Board of Directors as well as information about the functions of the Board and its committees is contained in the Proxy Statement. All nominees except for Mr. Kaden have previously been elected by the stockholders. As discussed on page 3 of the Proxy Statement, Mr. Kaden was designated by the United Steelworkers of America ("USWA") for consideration as a director of Bethlehem by Bethlehem's Committee on Directors pursuant to the terms of the 1993 labor agreement between Bethlehem and the USWA. The Committee on Directors recommended Mr. Kaden's election to the Board, and the Board elected Mr. Kaden a director, effective March 16, 1994.

  We are also asking stockholders to ratify the appointment of Price Waterhouse as Bethlehem's independent accountants for 1994.

  The Management Development and Compensation Committee proposed, and the Board adopted on January 26, 1994, subject to stockholder approval, the 1994 Stock Incentive Plan. If approved, the 1994 Stock Incentive Plan will replace the 1988 Stock Incentive Plan. The 1994 Plan provides for the award of stock op-tions and shares of Bethlehem Common Stock to key employees of Bethlehem and its subsidiaries. Stock options and stock are an important form of compensation for our management personnel, just as they are in other major corporations. The 1994 Stock Incentive Plan is described in detail in the Proxy Statement and is attached as Exhibit 1. We are asking stockholders to approve it at the Meeting.

  In addition, the Board adopted on January 26, 1994, subject to stockholder approval, the 1994 Non-Employee Directors Stock Plan. The 1994 Non-Employee Di-rectors Stock Plan provides for an annual award of 500 shares of Bethlehem Com-mon Stock to each non-employee director of Bethlehem. The awards are intended to supplement the annual fees earned by the non-employee directors of Bethlehem in a manner that links the directors' interests with those of the stockholders. The 1994 Non-Employee Directors Stock Plan is described in detail in the Proxy Statement and is attached as Exhibit 2. We are asking stockholders to approve it at the Meeting.

  Please read the formal notice of the Annual Meeting and the Proxy Statement carefully. For those of you who cannot be present at the Meeting, I urge you to participate by completing, signing and returning your proxy in the enclosed en-velope. Your vote is important, and the management of Bethlehem appreciates the cooperation of stockholders in directing proxies to vote at the Meeting.

                                            Sincerely,

                                            /s/ Curtis H. Barnette
                                            ----------------------------
                                            Curtis H. Barnette,
                                            Chairman

                          BETHLEHEM STEEL CORPORATION
                               1170 EIGHTH AVENUE
                       BETHLEHEM, PENNSYLVANIA 18016-7699

             [LOGO OF BETHLEHEM STEEL CORPORATION APPEARS HERE]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

  The Annual Meeting of Stockholders of Bethlehem Steel Corporation ("Bethle-hem") will be held in the Gold Ballroom, Hotel du Pont, Eleventh and Market Streets, Wilmington, Delaware, on Tuesday, April 26, 1994, at 11 a.m., for the following purposes:

  (1) To elect sixteen Directors to serve for terms of one year and until their successors have been elected and qualified;

  (2) To ratify the appointment of Price Waterhouse as the independent accoun-tants for 1994;

  (3) To take action upon the 1994 Stock Incentive Plan of Bethlehem which, if approved by stockholders, will replace the 1988 Stock Incentive Plan;

  (4) To take action upon the 1994 Non-Employee Directors Stock Plan; and

  (5) To transact such other business as may properly come before the Meeting.

  Stockholders of record at the close of business on March 7, 1994 are entitled to receive notice of and to vote at the Meeting. A complete list of such stock-holders will be open for examination by any stockholder for any purpose germane to the Meeting at the offices of The Corporation Trust Company at 1209 Orange Street, Wilmington, Delaware, for a period of ten days prior to the Meeting.

  This Notice, the Proxy Statement and the enclosed form of proxy are sent to you by order of the Board of Directors.

                                                   G. Penn Holsenbeck
                                                       Secretary

March 16, 1994

- --------------------------------------------------------------------------------

   IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

- --------------------------------------------------------------------------------

                          BETHLEHEM STEEL CORPORATION
                       BETHLEHEM, PENNSYLVANIA 18016-7699

                               TABLE OF CONTENTS

General Information for Stockholders.......................................   1
  Proxy Procedure..........................................................   1
  Stockholder Proposals....................................................   1

Election of Directors......................................................   2
  General Background.......................................................   2
  Information Concerning Nominees..........................................   3
  Amount and Nature of Beneficial Ownership................................   7
  Committees of the Board..................................................   8
  Compensation Committee Interlocks and Insider Participation..............   8

Ratification of the Appointment of Independent Accountants.................   9

Approval of 1994 Stock Incentive Plan......................................   9
  Summary of 1994 Stock Incentive Plan.....................................   9
  Tax Effects..............................................................  12
  Other Information........................................................  14

Approval of 1994 Non-Employee Directors Stock Plan.........................  15
  Tax Effects..............................................................  15
  Vote Required............................................................  15

Executive Compensation.....................................................  16
  Compensation Committee Report on Executive Compensation..................  16
  Summary Compensation Table...............................................  19
  Stock Option/SAR Grants in 1993..........................................  21
  Aggregated Stock Option/SAR Exercises in 1993 and 12/31/93 Stock Option
   Values..................................................................  21
  Pension Plan Table.......................................................  21
  Comparative Stock Performance............................................  22

Additional Information.....................................................  23
  Indemnification Assurance Agreements.....................................  23
  Stockholders.............................................................  23
  Other Matters............................................................  24

Exhibit 1 -- 1994 Stock Incentive Plan
Exhibit 2 -- 1994 Non-Employee Directors Stock Plan

                                PROXY STATEMENT

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Bethlehem Steel Corporation ("Bethlehem") of proxies for use at the Annual Meeting of Stockholders to be held on April 26, 1994, and any adjournments thereof. This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or after March 16, 1994.

                      GENERAL INFORMATION FOR STOCKHOLDERS

PROXY PROCEDURE
  Proxies are solicited by the Board of Directors of Bethlehem in order to pro-vide every stockholder with an opportunity to vote on all matters that properly come before the Annual Meeting of Stockholders, whether or not the stockholder attends in person. When the enclosed form of proxy is properly signed, dated and returned, the shares represented will be voted by the persons named as proxies in accordance with the stockholder's directions. If no direction is in-dicated, the shares will be voted as recommended by the Board of Directors.

  Bethlehem has adopted a confidential voting policy which provides that votes of all stockholders of Bethlehem shall be held in confidence from Bethlehem, its directors, officers and employees except (i) to allow the independent in-spectors of election to certify the results of the vote; (ii) as necessary to meet applicable legal requirements and to assert or defend claims for or against Bethlehem; (iii) in case of a contested proxy solicitation; or (iv) in the event a stockholder has made a written comment on the proxy material. As part of the policy, Bethlehem will continue its current practice of employing an independent tabulator to receive and tabulate the proxies and independent inspectors of election.

  Any stockholder executing a form of proxy may revoke that proxy or may submit a revised form of proxy at any time before it is voted. A stockholder may also vote by ballot at the Annual Meeting, thereby canceling any proxy previously returned. Stockholders wishing to name as their proxy someone other than those designated in the form of proxy may do so by crossing out the names of the proxies appearing thereon and inserting the name(s) of the person(s) they wish to have act as proxy. In such a case, it will be necessary that the form of proxy be delivered by the stockholder to the person(s) named and that the per-son(s) named be present and vote at the Annual Meeting. Any proxy form on which alternate proxies have been named should not be mailed directly to Bethlehem.

  Votes cast at the Annual Meeting will be tabulated by the persons appointed as the independent inspectors of election for the Annual Meeting. The inspec-tors of election will treat shares of Common Stock and of ESOP Preference Stock represented by a properly signed and returned proxy as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Likewise, the inspectors of election will treat shares of Common Stock and of ESOP Preference Stock repre-sented by "broker non-votes" as present for purposes of determining a quorum.

  The nominees for election to the Board of Directors receiving the greatest number of the affirmative votes cast by holders of Common Stock and of ESOP Preference Stock, up to the number of directors to be elected, will be elected as directors. Accordingly, so long as a quorum is present, abstentions or bro-ker non-votes as to the election of directors will have no effect on the elec-tion of directors.

  The affirmative vote of the holders of a majority of the shares of Common Stock and of ESOP Preference Stock that are present in person or by proxy and entitled to vote at the Annual Meeting, voting together as a single class, is required to ratify the appointment of the independent accountants, approve the 1994 Stock Incentive Plan and approve the 1994 Non-Employee Directors Stock Plan. Therefore, abstentions will have the same effect as votes against these proposals. Broker non-votes as to such proposals, however, will be deemed shares not entitled to vote on such proposals and will not count as votes for or against such proposals.

STOCKHOLDER PROPOSALS
  Stockholders may be asked to consider and take action on proposals submitted by stockholders who are not members of management or the Board of Directors. Proposals by stockholders may be included in the Proxy Statement if the propos-als are proper subjects for inclusion, are submitted to Bethlehem on a timely basis, and otherwise comply with Rule 14a-8 under Section 14(a) of the Securi-ties Exchange Act of 1934 and the laws of the State of Delaware. Each proposal submitted should include the full and correct registered name and address of the stockholder(s) making the proposal, the number of shares owned and the dates of acquisition thereof. If beneficial ownership is claimed, proof thereof should be submitted with the proposal. In addition, proponents must appear per-sonally or by proxy at the Annual Meeting to present the proposal for action. In order for such proposals to be included for the Annual Meeting of Stockholders to be held in 1995, they must be received by Bethlehem on or before November 14, 1994.

  The Board of Directors carefully considers all proposals and suggestions sub-mitted by stockholders to determine if they are in the best interests of Beth-lehem and the stockholders generally. When a stockholder presents, as a formal resolution, a suggestion which is practicable, and in the best interests of Bethlehem and its stockholders, and which can be implemented by management and the Board without the necessity of stockholder approval, the suggestion is usu-ally adopted without stockholder approval and the proponent withdraws the reso-lution.

                             ELECTION OF DIRECTORS

GENERAL BACKGROUND
  As provided by the laws of Delaware, Bethlehem's state of incorporation, the business and affairs of Bethlehem are managed by or under the direction of the Board of Directors of Bethlehem, which is currently comprised of sixteen mem-bers. The Board of Directors represents the interests of the stockholders as a whole and has responsibility for the overall performance of Bethlehem. Stock-holders annually elect directors in April of each year to serve for terms of one year and until their successors have been elected and qualified. This an-nual election of directors is one of the important purposes of the Annual Meet-ing.

  Members of the Board are kept informed of Bethlehem's business by presenta-tions made at Board meetings and by various reports sent to them by management. The Board of Directors meets regularly and met twelve times during 1993. Direc-tors also meet in committees of the Board, and information concerning the com-mittees can be found beginning on page 8 of this Proxy Statement. During 1993, the average attendance of directors at Board meetings and meetings of commit-tees to which they belonged was approximately 95%.

  Of the sixteen directors standing for election, thirteen are not employees of Bethlehem. These thirteen non-employee Board members bring valuable experience to Bethlehem from a variety of fields. None of them has carried on an occupa-tion or employment with any subsidiary or other affiliate of Bethlehem.

  Each non-employee director receives compensation of $22,000 annually for his service as a Bethlehem director. The annual fee includes compensation for serv-ice as a member of the Audit Committee, the Management Development and Compen-sation Committee, the Finance Committee and the Committee on Directors. Each non-employee director receives an attendance fee of $500 for each meeting of the Board attended, for each group of committee meetings held in conjunction with a meeting of the Board and for each meeting attended of any committee on which he serves that is not held in conjunction with a meeting of the Board. Non-employee directors are also reimbursed for any expenses which may be in-curred by them in connection with the business and affairs of Bethlehem. None of the directors who are employees of Bethlehem are compensated separately for service as a member of the Board of Directors or any committee of the Board.

  If stockholders approve the 1994 Non-Employee Directors Stock Plan at the An-nual Meeting, each non-employee director of Bethlehem will receive on December 1 of each year commencing in 1994 an annual award of 500 shares of Bethlehem Common Stock. See the description of the 1994 Non-Employee Directors Stock Plan beginning on page 15.

  Under the Post Retirement Retainer Plan, directors who are not and have not been employees of Bethlehem or its subsidiaries and who retire from the Board with ten or more years of service, will receive annual payments equal to 100% of the annual retainer fee payable at retirement. Directors who retire with be-tween five and ten years of service will receive annual payments starting at 50% of the annual retainer fee payable at retirement for directors with five years of service and increasing 10% for each year of service up to ten years. The annual payments will begin at retirement (or at age 65 if retirement is prior to age 65) and will continue for a period equal to the director's years of service with the Board. In the event of the death of a director, any unpaid amount will be paid to the director's designated beneficiary or the director's estate if there is no designated beneficiary.

  The general retirement policy of the Board provides that non-employee direc-tors shall retire at the end of their term as a director during which they reach age 70, except that non-employee directors who were elected at the 1991 Annual Meeting of Stockholders (all current non-employee directors except Messrs. Civiletti, Clark, Kaden and Kamen) shall retire at the end of their term as a director during which they reach age 72. Employee directors shall re-tire from the Board at the time of their retirement from Bethlehem. The present retirement age for management employees of Bethlehem is 65.

  Pursuant to the terms of a 1993 labor agreement with the United Steelworkers of America ("USWA"), the USWA has the right to designate a nominee for consid-eration by the Committee on Directors and the Board of Directors for one seat on the Board. The nominee is to be a prominent individual with experience in public service, labor, education or business. The nominee shall not be or be-come while serving as a director an officer, employee or director of the USWA. Subject to complying with the same standards of conduct as every other Bethle-hem director, and subject to annual election by the stockholders, the USWA nom-inee will serve as a director during the term of the 1993 labor agreement, which terminates July 31, 1999. Mr. Kaden was designated by the USWA for con-sideration as a director of Bethlehem by the Committee on Directors. The Com-mittee on Directors recommended Mr. Kaden's election to the Board, and the Board elected Mr. Kaden a director, effective March 16, 1994.

  The sixteen nominees whose biographies appear on the following pages have been recommended by the Committee on Directors and proposed by the entire Board of Directors. They have been recommended on the basis of their demonstrated broad knowledge, experience and ability in their respective endeavors, and, most importantly, on the basis of their ability to represent the interests of all stockholders, rather than the special interests of a particular group.

INFORMATION CONCERNING NOMINEES

  The persons named in the accompanying form of proxy intend to vote the shares covered by proxies for the election of the director nominees named below. Each nominee is presently a director of Bethlehem and has previously been elected a director by the stockholders except for Mr. Kaden. If any nominee shall, prior to the Annual Meeting, become unavailable for election as a director, which is not expected, the persons named in the accompanying form of proxy will vote for such substitute nominee, if any, as may be recommended by the Board of Direc-tors. Directors elected at the Meeting will hold office until the next Annual Meeting of Stockholders and until their successors have been elected and quali-fied, or until their earlier resignation, retirement or removal.




[PHOTO OF   CURTIS H.     Mr. Barnette, age 59, has been a director of Bethle-
CURTIS H.   BARNETT       hem since 1986. He was elected Chairman and Chief
BARNETTE                  Executive Officer, effective November 1, 1992. He
APPEARS                   has been an employee of Bethlehem since 1967, hold-
HERE]                     ing various positions. Prior to his election as
                          Chairman and Chief Executive Officer, Mr. Barnette had been Secretary of Bethlehem since 1976, General
                          Counsel since 1977, Vice President, Law from 1977 to
                          1985, and Senior Vice President since 1985.






[PHOTO OF   BENJAMIN R.   Mr. Civiletti, age 58, was elected a director of
BENJAMIN R. CIVILETTI     Bethlehem in March 1993. He has been Chairman of
CIVILETTI                 Venable, Baetjer and Howard, a law firm, since July
APPEARS                   1993, and a partner since 1981. He had been Managing
HERE]                     Partner of that firm from 1987 until 1993. He previ-
                          ously served as Attorney General of the United
                          States from 1979 to 1981. Mr. Civiletti is also a director of MBNA America Bank, N.A. and MBNA Inter-national Bank Limited.

[PHOTO OF   WORLEY H.     Mr. Clark, age 61, was elected a director of Bethle-
WORLEY H.   CLARK         hem in March 1993. He has been Chairman and Chief
CLARK                     Executive Officer of Nalco Chemical Company, a manu-
APPEARS                   facturer of specialty chemicals, since 1984 and an
HERE]                     employee of that company since 1960. Mr. Clark is
                          also a director of NICOR Inc., USG Corporation, Northern Trust Company and James River Corporation.






[PHOTO OF   HERMAN E.     Dr. Collier, age 66, was elected a director of Beth-
HERMAN E.   COLLIER, JR.  lehem in 1987. He retired as President of Moravian
COLLIER, JR.              College in 1986, a position he had held since 1969.
APPEARS                   He has been President of I&I Planning Associates,
HERE]                     Inc., a planning consulting firm, since 1988 and is
                          also Co-Director of that company.





[PHOTO OF   JOHN B.       Mr. Curcio, age 59, was elected a director of Beth-
JOHN B.     CURCIO        lehem in 1988. He was Chief Executive Officer and a
CURCIO                    director of Mack Trucks, Inc., a manufacturer of
APPEARS                   heavy-duty trucks, from 1983 until 1989, and Chair-
HERE]                     man of the Board from 1985 until his retirement. Mr.
                          Curcio is also a director of Minerals Technologies, Inc. and Integrated Components Systems, Inc. and
                          Vice Chairman of Jupiter Logistics, USA, Inc. and
                          Jupiter Logistics, de Mexico, SA de C.V.






[PHOTO OF   WILLIAM C.    Mr. Hittinger, age 71, was elected a director of
WILLIAM C.  HITTINGER     Bethlehem in 1988. He retired as Executive Vice
HITTINGER                 President of RCA Corporation, an electronics manu-
APPEARS                   facturer, in 1986, a position he had held since
HERE]                     1972. He was a director of that company from 1974 to
                          1982. Mr. Hittinger is also a director of Recogni-tion International Inc., BioTechnica International,
                          Inc. and UNC, Inc.






[PHOTO OF   THOMAS L.     Mr. Holton, age 68, was elected a director of Beth-
THOMAS L.   HOLTON        lehem in 1987. He retired from Peat, Marwick, Mitch-
HOLTON                    ell & Co., an accounting firm, in 1986 after twenty-
APPEARS                   eight years as a partner. He served as Chairman and
HERE]                     Chief Executive Officer of Peat, Marwick, Mitchell &
                          Co. (U.S.) from 1979 until 1984, and as Chairman of Peat Marwick International from 1983 to 1985. Mr.
                          Holton is also a member of the Advisory Board of Po-tomac Investment Associates.

[PHOTO OF   LEWIS B.      Mr. Kaden, age 51, was elected a director of Bethle-
LEWIS B.    KADEN         hem, effective March 16, 1994. He has been a partner
KADEN                     of Davis Polk & Wardwell, a law firm, and an Adjunct
APPEARS                   Professor of Law at Columbia University since 1984,
HERE]                     where he was a Professor of Law from 1976 to 1984.





[PHOTO OF   HARRY P.      Mr. Kamen, age 60, was elected a director of Bethle-
HARRY P.    KAMEN         hem in March 1993. He has been Chairman of the Board
APPEARS                   and Chief Executive Officer of Metropolitan Life In-
HERE]                     surance Company, a mutual life insurance company,
                          since April 1993. He has been an employee of Metro-politan since 1959, holding various positions. Prior to his election as Chairman of the Board and Chief
                          Executive Officer, Mr. Kamen had been serving as Se-nior Executive Vice President since October 1991,
                          Executive Vice President from January to September
                          1991, Executive Vice President and General Counsel from April 1989 to December 1990 and Senior Vice
                          President and General Counsel from January 1987 to
                          March 1989. Mr. Kamen is also a director of Banco
                          Santander.






[PHOTO OF   WINTHROP      Mr. Knowlton, age 63, was elected a director of
WINTHROP    KNOWLTON      Bethlehem in 1986. He is Chairman of Knowlton Broth-
KNOWLTON                  ers, Inc., an investment firm. From 1982 to 1987, he
APPEARS                   was the director of the Center for Business and Gov-
HERE]                     ernment at the John F. Kennedy School of Government,
                          Harvard University, as well as the Henry R. Luce
                          Professor of Ethics, Business and Public Policy. Mr.
                          Knowlton was Chairman of the Board of Harper & Row
                          Publishers, Inc., a book publisher, from 1979 to 1986 and served as Chief Executive Officer of that company from 1970 through 1981. Mr. Knowlton is also a director of Equitable Life Assurance Society of the United States.






[PHOTO OF   ROBERT        Mr. McClements, age 65, was elected a director of
ROBERT      MCCLEMENTS,   Bethlehem in 1989. He retired in May 1992 as Chair-
MCCLEMENTS, JR.           man of the Board and a director of Sun Company,
JR.                       Inc., a diversified energy company, positions he
APPEARS                   held since 1987 and 1979, respectively. Mr. McClem-
HERE]                     ents also served as Chief Executive Officer of that
                          company from 1985 until September 1991. Mr. McClem-ents is also a director of Unisys Corporation.






[PHOTO OF   GARY L.       Mr. Millenbruch, age 56, was elected a director of
GARY L.     MILLENBRUCH   Bethlehem in 1991. Mr. Millenbruch was elected Exec-
MILLENBRUCH               utive Vice President and Chief Financial Officer,
APPEARS                   effective November 1, 1992. He has been an employee
HERE]                     of Bethlehem since 1959, holding various positions.
                          Prior to his election as Executive Vice President and Chief Financial Officer, he had been Senior Vice
                          President and Chief Financial Officer since 1986.

[PHOTO OF   ROGER P.      Mr. Penny, age 57, was elected a director of Bethle-
ROGER P.    PENNY         hem in 1991. Mr. Penny was elected President and
PENNY                     Chief Operating Officer, effective November 1, 1992.
APPEARS                   He has been an employee of Bethlehem since 1958,
HERE]                     holding various positions. Prior to his election as
                          President and Chief Operating Officer, Mr. Penny had been Senior Vice President, Steel Operations since
                          1987.






[PHOTO OF   DEAN P.       Mr. Phypers, age 65, was elected a director of Beth-
DEAN P.     PHYPERS       lehem in 1986. He was a Senior Vice President and a
PHYPERS                   director of International Business Machines Corpora-
APPEARS                   tion, an information technology and computer compa-
HERE]                     ny, from 1979 and 1982, respectively, until 1987.
                          Mr. Phypers is also a director of American Interna-tional Group, Inc., Church & Dwight Co., Inc.,
                          Cambrex Corp. and Cytogen, Inc.






[PHOTO OF   WILLIAM A.    Mr. Pogue, age 66, was elected a director of Bethle-
WILLIAM A.  POGUE         hem in 1988. He retired in 1989 as Chairman of the
POGUE                     Board, President and Chief Executive Officer of CBI
APPEARS                   Industries, Inc., a manufacturer of storage tanks
HERE]                     and industrial gases, positions he had held since
                          1982 and as a director of that company, a position he had held since 1972. Mr. Pogue is also a director of Nalco Chemical Co. and Amerada Hess Corporation and will be a director of The Northern Trust Corpo-ration until April 1994.





[PHOTO OF   JOHN F.       Mr. Ruffle, age 56, was elected a director of Beth-
JOHN F.     RUFFLE        lehem in 1990. He retired in June 1993 as Vice
RUFFLE                    Chairman of the Board of J. P. Morgan & Co. Incorpo-
APPEARS                   rated, a bank holding company, and Morgan Guaranty
HERE]                     Trust Co. of New York, a commercial bank, positions
                          he held since 1985. Mr. Ruffle is also a director of Student Loan Marketing Association (Sallie Mae) and
                          Trident Corporation.



  In addition to the business activities described above, the director nominees also participate in various other business, professional and charitable activi-ties.

AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

  The following table shows the shares of Bethlehem Common Stock beneficially owned, directly or indirectly, by each current director, Messrs. Jordan and Post and all directors and executive officers as a group at March 16, 1994:

                             SHARES OF     SHARES SUBJECT
                            COMMON STOCK   TO ACQUISITION
                           OWNED DIRECTLY    WITHIN 60                   PERCENT
NAME AND POSITION         OR INDIRECTLY(1)    DAYS(2)       TOTAL      OF CLASS(3)
- -----------------         ---------------- -------------- ---------    -----------
Curtis H. Barnette......       63,374         114,500       177,874        (4)
Benjamin R. Civiletti...          200              --           200        (4)
Worley H. Clark.........        2,000              --         2,000        (4)
Herman E. Collier, Jr...        1,100              --         1,100        (4)
John B. Curcio..........        1,000              --         1,000        (4)
William C. Hittinger....        1,000              --         1,000        (4)
Thomas L. Holton........        1,200              --         1,200        (4)
Lewis B. Kaden..........        1,000              --         1,000        (4)
Harry P. Kamen..........        1,000              --         1,000        (4)
Winthrop Knowlton.......        1,100              --         1,100        (4)
Robert McClements, Jr. .        1,000              --         1,000        (4)
Gary L. Millenbruch.....       46,752          96,250       143,002        (4)
Roger P. Penny..........       39,771          93,300       133,071        (4)
Dean P. Phypers.........        1,000              --         1,000        (4)
William A. Pogue........        1,500              --         1,500        (4)
John F. Ruffle..........        1,000              --         1,000        (4)
John A. Jordan, Jr......       21,471          67,000        88,471        (4)
David P. Post...........       12,971          33,000        45,971        (4)
- ---------
 34 directors and execu-
  tive officers as a
  group (including those
  named above)..........      288,034(5)      726,703     1,014,737(5)     (4)

- ---------
(1) The figures shown include shares allocated as of March 16, 1994, to the ac-counts of participants under the Savings Plan for certain salaried employ-ees of Bethlehem and its subsidiaries.

    Shares of Bethlehem Common Stock acquired by the Trustee, State Street Bank and Trust Company, for purposes of the Savings Plan are allocated to the accounts of participants as of the end of each month. Participants are en-titled to provide instructions as to the voting of the shares allocated to their accounts. Shares not allocated to participants' accounts and shares credited to the accounts of participants who do not provide voting instruc-tions are voted in accordance with instructions of the Savings Plan Commit-tee.

(2) The Securities and Exchange Commission deems a person to have beneficial ownership of all shares which that person has the right to acquire within 60 days. The shares indicated represent stock options granted under the 1984 Stock Option and the 1988 Stock Incentive Plans of Bethlehem and held by the particular individual or group.

(3) Based upon 108,876,296 total outstanding shares of Common Stock on March 16, 1994.

(4) The number of shares deemed to be owned by each director or executive offi-cer represents less than 1% of the outstanding shares.

(5) The figure shown includes an aggregate of 1,353 shares held by, or for the benefit of, the immediate families or other relatives of all directors and executive officers as a group. Of this amount, directors and executive of-ficers disclaim beneficial ownership of 1,318 shares.
- ---------
  None of the directors or executive officers of Bethlehem own any shares of Bethlehem's Preferred Stock or ESOP Preference Stock.

COMMITTEES OF THE BOARD
  Bethlehem's Board of Directors has established committees to assist it in the discharge of its responsibilities. The principal committees, their current members and the principal responsibilities of each are described below.

  The Executive Committee is presently comprised of Messrs. Barnette (Chair-man), Millenbruch and Penny. The Executive Committee serves as a policy-making and supervisory body for all operations of Bethlehem. It has all the delegable powers of the Board of Directors between meetings of the Board. The Committee meets at appropriate times and met five times during 1993.

  The Finance Committee is presently comprised of Messrs. Barnette (Chairman), Civiletti, Clark, Collier, Curcio, Hittinger, Holton, Kamen, Knowlton, McClem-ents, Millenbruch, Penny, Phypers, Pogue and Ruffle. The Finance Committee has the authority to advise and consult with respect to all activities, plans and policies affecting the financial affairs of Bethlehem, including dividends. The Finance Committee meets at appropriate times and met eight times during 1993.

  The Audit Committee is presently comprised of Messrs. Holton (Chairman), Civiletti, Clark, Collier, Curcio, Hittinger, Kamen, Knowlton, McClements, Phypers, Pogue and Ruffle. The Audit Committee is responsible for making rec-ommendations to the Board of Directors as to the independent accountants of Bethlehem and subsidiaries to be designated and appointed by the Board of Di-rectors, for reviewing with the independent accountants the scope of their ex-amination of the financial statements of Bethlehem, for meeting with repre-sentatives of the independent accountants to review and consider questions re-lating to their examination and any other report submitted, for reviewing gen-erally with the independent accountants and internal auditors the internal ac-counting controls and auditing procedures of Bethlehem and for reviewing other professional services performed for Bethlehem by the independent accountants. From time to time, the Audit Committee meets with the independent accountants and Bethlehem's internal auditors without members of Bethlehem's management being present. The Audit Committee meets at appropriate times and met three times during 1993.

  The Management Development and Compensation Committee is presently comprised of Messrs. Pogue (Chairman), Civiletti, Clark, Collier, Curcio, Hittinger, Holton, Kamen, Knowlton, McClements, Phypers and Ruffle. The Management Devel-opment and Compensation Committee is responsible for management evaluation and succession review, for administering Bethlehem's executive compensation pro-grams and for determining the compensation of Bethlehem's executive officers. The members of the Committee do not participate in the executive compensation programs the Committee administers. The Committee's report on executive com-pensation can be found beginning on page 16 of this Proxy Statement. The Man-agement Development and Compensation Committee meets at appropriate times and met five times during 1993.

  The Committee on Directors is presently comprised of Messrs. Phypers (Chair-man), Civiletti, Clark, Collier, Curcio, Hittinger, Holton, Kamen, Knowlton, McClements, Pogue and Ruffle. The Committee on Directors has the authority to search for persons qualified to be members of the Board and to make recommen-dations with respect thereto to the Board, to review and evaluate members of the Board, the Committees of the Board, and procedures and policies of the Board. If any stockholder wishes to recommend a nominee for membership on the Board of Directors, he should write to the Secretary of Bethlehem specifying the name of the nominee and the qualifications of such nominee for membership on the Board of Directors. Each submission must include the written consent of the person proposed for nomination indicating that the person is willing and able to serve as a director of Bethlehem. All such recommendations will be brought to the attention of the Committee on Directors. The Committee on Di-rectors meets at appropriate times and met four times during 1993.

  Mr. Kaden, who was elected a director, effective March 16, 1994, will be as-signed to appropriate Committees.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
  The Management Development and Compensation Committee is comprised exclu-sively of directors who are not and have not been officers or employees of Bethlehem or any of its affiliates. No executive officer of Bethlehem serves or has served on the compensation committee or as a director of another com-pany for which any member of the Management Development and Compensation Com-mittee serves as a director or executive officer. Certain members of the Man-agement Development and Compensation Committee are or have been executive of-ficers of companies or partners of firms that sell products or services or ex-tend credit to Bethlehem in the ordinary course of business. John F. Ruffle retired in June 1993 as Vice Chairman of the Board of J.P. Morgan & Co. Incor-porated and Morgan Guaranty Trust Co. of New York which perform commercial and investment banking services for Bethlehem, including the extension of credit, in the ordinary course of business. Benjamin R. Civiletti is Chairman of Venable, Baetjer and Howard, a law firm which renders legal services to

Bethlehem in the ordinary course of business. Worley H. Clark is Chairman and Chief Executive Officer of Nalco Chemical Company which from time to time sells products to Bethlehem in the ordinary course of business. Harry P. Kamen is Chairman of the Board and Chief Executive Officer of Metropolitan Life Insur-ance Company which from time to time sells insurance products to Bethlehem in the ordinary course of business.

           RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

  The Board of Directors selects each year the accounting firm to perform the audit and related work for Bethlehem for that year. Price Waterhouse has been appointed by the Board of Directors as the independent accountants of Bethlehem for 1994, with the intention that the appointment be presented for ratification by the stockholders. In the event the stockholders do not ratify the appoint-ment of Price Waterhouse, the selection of other independent accountants will be considered by the Board of Directors.

  Price Waterhouse has served as independent accountants of Bethlehem and its subsidiaries for many years. It is believed that the knowledge of Bethlehem's business gained through this period of service is most valuable. In accordance with the established policy of Price Waterhouse, partners and employees of the firm who work on the Bethlehem account are periodically rotated, thus giving Bethlehem the benefit of new thinking and approaches in the audit area.

  The aggregate cost for the audit-related professional services which Price Waterhouse performed for Bethlehem during, or attributable to, 1993 was $1,108,000.

  Representatives of Price Waterhouse are expected to be present at the Annual Meeting of Stockholders with an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

  The affirmative vote of the holders of a majority of the shares of Common Stock and of ESOP Preference Stock that are present in person or by proxy and entitled to vote at the Annual Meeting, voting together as a single class, is required for ratification of the appointment of the independent accountants.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF
                THE APPOINTMENT OF THE INDEPENDENT ACCOUNTANTS.

                     APPROVAL OF 1994 STOCK INCENTIVE PLAN

  On January 26, 1994 the Board of Directors adopted and recommended for sub-mission to stockholders for their approval the 1994 Stock Incentive Plan (the "1994 Plan"). The 1994 Plan is substantially similar to and would replace the 1988 Stock Incentive Plan (the "1988 Plan") which was previously approved by stockholders. Virtually no shares remain available for future award under the 1988 Plan. The Board of Directors believes that it is desirable that Bethlehem continue to have a stock incentive plan to help align the interests of execu-tive officers and other key employees of Bethlehem and its subsidiaries with the interests of stockholders. Encouraging ownership of Bethlehem Common Stock by executive officers and key employees through a stock incentive plan will in-crease the long term retention of such employees and provide additional incen-tive for them to promote the success of Bethlehem and enhance stockholder val-ue.

  If approved by stockholders, the 1994 Plan would become effective on April 26, 1994 and would terminate on December 31, 2001.

SUMMARY OF 1994 STOCK INCENTIVE PLAN
  The main features of the 1994 Plan are described below, but the description is qualified in its entirety by reference to the complete text of the 1994 Plan which appears as Exhibit 1 to this Proxy Statement.

  1. There will be reserved for use upon the exercise of or the surrender of the right to exercise options and pursuant to stock awards under the 1994 Plan an aggregate of 4,000,000 shares of Bethlehem Common Stock (about 3.7% of the shares of Common Stock outstanding and not held in treasury at March 16, 1994), although the number of shares to be issued pursuant to stock awards shall not exceed 1,000,000. Such shares may be in whole or in part, as the Board shall from time to time determine, issued shares of Common Stock which have been re-acquired by Bethlehem or authorized but unissued shares of Common Stock. The number of shares is subject to adjustment in the event of changes in the out-standing Common Stock of Bethlehem by reason of stock dividends, stock splits, recapitalizations and the like. In general, if an option expires or terminates or is forfeited or canceled for any reason without having been exercised or the right to exercise it surrendered in full, the remaining shares covered thereby will again be available for the pur-poses of the 1994 Plan, and if any stock award is forfeited before the restric-tions provided for in such stock award lapse in full, the remaining shares cov-ered thereby will again be available for the purposes of the 1994 Plan.

  2. Only regular key employees (including officers) of Bethlehem or any of its subsidiaries who shall be selected by the Board may receive option and stock awards under the 1994 Plan. No officer or employee may receive option and stock awards over the period the 1994 Plan is in effect for an aggregate of more than 400,000 shares under the 1994 Plan. In 1993, option awards covering approxi-mately 531,000 shares were made to 314 key employees under the 1988 Plan. In addition, restricted stock awards for an aggregate of 60,000 shares were made to five executive officers on January 25, 1994 under the 1988 Plan.

  3. Options may be "incentive stock options" within the meaning of Section 422(b) of the Internal Revenue Code of 1986 or nonqualified stock options. The purchase price of the Common Stock covered by each option will be not less than 100% of the fair market value of the Common Stock at the time of granting the option, determined as provided in the 1994 Plan. No outstanding option may be amended to lower the purchase price of the Common Stock covered thereby. The purchase price is payable in full at the time of exercise in cash or in whole or in part with shares of Common Stock (valued at the closing sale price of a share of Common Stock on the New York Stock Exchange on the date the option is exercised). The ability to pay all or a portion of the purchase price of the Common Stock covered by each option with shares of Common Stock would permit possible payment in successive and substantially simultaneous exercises. Such payment might permit an option holder to start with a relatively small number of shares of Common Stock and exercise all his then exercisable stock options without additional cash (except for fractional share adjustments and subject to the general requirement that an option, unless it covers less than 100 shares of Common Stock, may not be exercised as to less than 100 shares at any one time) or any more investment other than the original shares of Common Stock held by such holder. However, whether the option holder exercises the entire stock option in a single exercise, or through a series of successive and sub-stantially simultaneous exercises, the net increase in shares of Common Stock held by the option holder as a result of either type of exercise would be iden-tical.

  4. The term of each option will be not more than ten years from the date of grant, and will be subject to earlier termination or forfeiture as described below. Options may be exercised, as determined by the Board and specified in the written option agreement relating thereto, at any time or from time to time, in one or more installments, as the Board in its discretion shall deter-mine. The Board may also establish conditions to exercise based upon continued employment, the attainment of specified financial performance goals and other relevant factors.

  5. Options and stock awards will not be transferable otherwise than by will or the laws of descent and distribution.

  6. If so authorized by the Board, the right to exercise an option, or a por-tion thereof (but only to the extent and in the amounts that such option shall then be exercisable), may be surrendered to Bethlehem in return for the payment by Bethlehem of an amount equal to the excess of the fair market value of the shares of Common Stock covered thereby or portion thereof over the option price thereof. Any such payment may be made in shares of Common Stock (valued, gener-ally, at the closing sale price of the Common Stock on the New York Stock Ex-change on the date of surrender), or in cash, or partly in cash and partly in shares of Common Stock, as the Board shall determine.

  7. The Board may permit any taxes required to be withheld in connection with any option or stock award to be paid in cash, in already-owned shares of Common Stock, or by the withholding of shares of Common Stock otherwise issuable upon the exercise or vesting of any such award, or any combination of the foregoing.

  8. An option agreement may provide that (i) any shares of Common Stock issued upon the exercise of the option provided for therein, (ii) any payment (whether in shares of Common Stock, or in cash, or some combination thereof) made by Bethlehem upon the surrender of the right to exercise the option provided for therein, (iii) the option itself provided for therein or (iv) any combination of the foregoing will be forfeited and returned to Bethlehem if the recipient shall cease to remain in the employ of Bethlehem or one or more of its subsidi-aries during the period or periods specified by such agreement. The holder of an option will, as one of the conditions of the option agreement relating thereto, agree to remain in the employ of Bethlehem or one or more of its sub-sidiaries in order to exercise the option. Any such condition to remain in the employ of Bethlehem or one or more of its subsidiaries will not apply (i) if employment shall terminate or be terminated by reason of retirement, death or permanent disability or (ii) if a change in control shall have occurred. The term change in control means (i) the first purchase of shares pursuant to a tender offer or exchange (other than a tender offer or exchange by Bethlehem) for all or part of Bethlehem's Common Stock or any securities convertible into such Common Stock, (ii) the receipt by Bethlehem of a Schedule 13D or other ad-vice indicating that a person is the "beneficial owner" (as that term is de-fined in Rule 13d-3 under the Securities Exchange Act of 1934) of 20% or more of Bethlehem's

Common Stock calculated as provided in paragraph (d) of said Rule 13d-3, (iii) the date of approval by stockholders of Bethlehem of an agreement providing for any consolidation or merger of Bethlehem in which Bethlehem will not be the continuing or surviving corporation or pursuant to which shares of Common Stock of Bethlehem would be converted into cash, securities or other property, other than a merger of Bethlehem in which the holders of Common Stock of Bethlehem immediately prior to the merger would have the same proportion of ownership of common stock of the surviving corporation immediately after the merger, (iv) the date of the approval by stockholders of Bethlehem of any sale, lease, ex-change or other transfer (in one transaction or a series of related transac-tions) of all of or substantially all the assets of Bethlehem or (v) the adop-tion of any plan or proposal for the liquidation or dissolution of Bethlehem.

  9. A holder of an option who retires or whose employment terminates or is terminated by reason of permanent disability (and, if he shall die within five years after such retirement or such termination by reason of permanent disabil-ity, his estate or a person who has acquired the right to exercise such option by bequest or inheritance) may exercise the option, or, subject to acceptance by Bethlehem, surrender it as described in paragraph 6 above, at any time within five years after such retirement or after such termination by reason of permanent disability, but not after the expiration of the term of the option. If the holder dies after such retirement or such termination by reason of per-manent disability and during the period during which the option may be exer-cised, his estate or such person who has acquired the right to exercise the op-tion will be deemed to have offered, immediately prior to the termination of such period, to surrender the right to exercise the option as described in par-agraph 6 above, unless the option has theretofore been exercised or so surren-dered or forfeited.

  The term "permanent disability" means disability by bodily injury or disease, either occupational or non-occupational in cause, preventing the employee on the basis of satisfactory medical evidence from engaging in any employment of the type normally performed by the employee.

  10. If the holder of an option dies while employed by Bethlehem or by one or more of its subsidiaries, the option may be exercised in whole or in part, or, subject to acceptance by Bethlehem, the right to exercise the option may be surrendered as described in paragraph 6 above, by his estate (or by a person who has acquired the right to exercise such option by bequest or inheritance) at any time within five years after the date of death.

  11. Anything in the 1994 Plan to the contrary notwithstanding, if a change in control shall occur, the right to exercise all outstanding options to the ex-tent such options shall not theretofore have been forfeited or exercised or the right to exercise such options theretofore surrendered shall automatically vest in accordance with their respective terms. Upon the occurrence of a change in control, an employee to whom an option shall have been granted may exercise the portion, if any, of such option that shall then be exercisable, and any and all installments of such option that shall not then be exercisable and shall not theretofore have been forfeited shall automatically become exercisable on the date or dates established in the option agreement relating thereto as the date or dates on which such installment or installments shall become exercisable, regardless of whether the conditions, if any, to exercise based upon continued employment, the attainment of specified financial performance goals or any other factor shall have been or shall thereafter be satisfied. Such employee or, if such employee shall die, the estate of such employee (or a person who shall have acquired the right to exercise such option by bequest or inheri-tance) may exercise each such portion that shall become exercisable pursuant to the immediately preceding sentence during the six-month period after it shall have become exercisable, but not after the expiration of the term of the op-tion.

  12. Each stock award will be subject to such terms and conditions as the Board in its discretion shall determine, which may include, without limitation, conditions for issuance of shares of Common Stock pursuant thereto at any time subsequent to the granting thereof or in installments from time to time or pro-viding for forfeiture of such award or the shares issued or theretofore issued pursuant thereto in designated circumstances. The Board may in its discretion award unrestricted shares of Common Stock in consideration of services thereto-fore rendered by the recipient. The Board in its discretion may require, among other things, that the recipient pay the par value for the shares to be issued pursuant to the award. A stock award made pursuant to the 1994 Plan may be sub-ject to such terms, conditions and restrictions, including, without limitation, substantial risks of forfeiture based upon requirements relating to continued employment, the attainment of specified financial performance goals or other relevant factors and for such period or periods as shall be determined by the Board at the time that the stock is awarded. In the event of a recipient's ter-mination of employment for any reason prior to the lapse of restrictions appli-cable to a stock award made to such recipient, the Board may determine in its sole discretion that any or all rights to shares of Common Stock as to which there will still remain unlapsed restrictions will be forfeited by such recipi-ent to Bethlehem without payment or any consideration by Bethlehem, or that the restrictions with respect to all or a portion of such shares will terminate.

  13. The 1994 Plan will be administered by the Board or by a committee ap-pointed by the Board consisting of not less than three members of the Board. Subject to the provisions of the 1994 Plan, the Board or such committee will determine the employees to whom options and stock awards shall be granted, the type of awards, and the terms and conditions of each option and stock award. No employee of Bethlehem or any subsidiary who shall also be a member of the Board or such committee shall have any vote with regard to the granting of an option or stock award to such employee or the terms and condi-tions thereof. It is expected that the Management Development and Compensation Committee (which is comprised only of non-employee directors who may not par-ticipate in the 1994 Plan) will be appointed to administer the 1994 Plan.

  14. The 1994 Plan may be amended by the stockholders of Bethlehem. The Board may also amend the 1994 Plan, but it may not, without approval of the stock-holders, (i) increase the maximum number of shares as to which options and stock awards may be granted under the 1994 Plan (other than as described in paragraph 1 above), (ii) change the manner of determining the option prices ex-cept to change the manner of determining the fair market value of the Common Stock as provided in the 1994 Plan, (iii) increase the maximum term of each op-tion as set forth in the first sentence of paragraph 4 above, (iv) change the provisions outlined in the third sentence of paragraph 13 above or (v) extend the term of the 1994 Plan. No amendment of the 1994 Plan may adversely affect any rights under an outstanding option or stock award without the consent of the holder thereof.

  15. Unless extended by approval of the stockholders, the 1994 Plan will ter-minate on December 31, 2001; provided that the Board or the stockholders may terminate the Plan at an earlier date. No termination of the 1994 Plan may ad-versely affect any rights under an outstanding Option or Grant without the con-sent of the holder thereof.

  16. The 1994 Plan provides that its submission to stockholders for approval will not be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or stock otherwise than under the 1994 Plan.

TAX EFFECTS
  Incentive Stock Options. Under the Internal Revenue Code of 1986 (the "Code"), if shares of Common Stock are issued to the original holder of an in-centive stock option granted and exercised in accordance with the 1994 Plan, and exercised during employment or within three months after the participant's termination of employment (12 months in the case of permanent and total dis-ability as defined in the Code), then (1) no income will be realized by such holder at the time of the grant of the option or the transfer of such shares to such holder pursuant to the exercise of such option; (2) for purposes of the alternative minimum tax, the holder will have alternative minimum taxable in-come resulting from the exercise of the option, and tax basis in the shares re-ceived on exercise of the option, determined at the same time and in the same amount as if the option were a nonqualified option (so that, for example, al-ternative minimum taxable income will generally be based on the value of the shares on the date of exercise of the option); (3) no deduction will be allow-able to Bethlehem for Federal income tax purposes in connection with the grant or exercise of such option; and (4) upon a sale or exchange of such shares af-ter the later of (a) one year from the date of transfer of the shares to the original holder and (b) two years from the date of the grant of the option, any amount realized by such holder in excess of the option price will be taxed to the holder as a long-term capital gain, and any loss sustained by the holder will be a long-term capital loss.

  If such shares are disposed of before the holding period requirements in clause (4) above are satisfied, then (i) the holder will recognize taxable or-dinary income in the year of the disposition in an amount determined under the rules of the Code; (ii) subject to the limitations described below, Bethlehem will be entitled to a deduction in the amount of the ordinary income so recog-nized; (iii) the holder will realize capital gain or loss, short-term or long-term, as the case may be, in an amount equal to the difference between (x) the amount realized by the holder upon sale or exchange of the shares and (y) the option price paid by the holder increased by the amount of ordinary income, if any, realized by the holder; and (iv) the alternative minimum tax calculation described above will nevertheless still apply in the year of exercise, although if the shares are sold to an unrelated party in the taxable year of exercise there should generally be no adverse effect because the alternative minimum taxable income will then be limited to the taxable gain on the sale as deter-mined for regular tax purposes.

  Nonqualified Options. Under the Code, if shares of Common Stock are issued to the original holder of a nonqualified option (i.e., an option which is not an incentive stock option, or an incentive stock option which is exercised more than three months after the participant's termination of employment (or more than 12 months thereafter in the case of permanent and total disability as de-fined in the Code)) granted and exercised in accordance with the 1994 Plan, then (1) no income will be recognized by the holder at the time of the grant of the option; (2) unless the shares transferred to the holder upon exercise of the option are subject to the restrictions described in clause (3) below, upon exercise of the option the holder will recognize ordinary income in an amount equal to the excess of the fair market value, at the time of exercise, of the shares acquired over the op-tion price; (3) if, upon exercise of the option, the holder is restricted from selling the shares so acquired because the holder would be subject to liability under Section 16(b) of the Securities Exchange Act of 1934, then, unless the holder elects pursuant to Section 83(b) of the Code to be taxed under the rules of clause (2) above, (a) the holder will recognize ordinary income at the time the Section 16(b) restrictions lapse in an amount equal to the excess of the fair market value at that time over the option price, (b) the holder's holding period for the shares will begin at that time and (c) dividends received by the holder before that time will be taxable ordinary income; (4) upon the sale of the shares acquired pursuant to the exercise of the option, the holder will re-alize short-term or long-term capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized on such sale and the holder's tax basis in the shares (determined as described in the following par-agraph); and (5) subject to the limitation described below, Bethlehem will be entitled to a deduction in an amount equal to the ordinary income realized by the holder as set forth in clauses (2) and (3) above, including a deduction for dividends paid to the holder where clause (3)(c) applies.

  If payment of the option price is made entirely in cash, the tax basis of the shares will be equal to their fair market value on the date of exercise (or, if applicable, the date on which the six-month Section 16(b) period terminates), but not less than the option price, and their holding period will begin on the day after the tax basis of the shares is so determined. If the option recipient uses previously owned shares of Common Stock to exercise an option in whole or in part, the transaction will not be considered to be a taxable disposition of the previously owned shares. The holder's tax basis and holding period of the previously owned shares will be carried over to the equivalent number of shares received on exercise. The tax basis of the additional shares received upon ex-ercise will be the fair market value of the shares on the date of exercise (or, if applicable, the date on which the six-month Section 16(b) period termi-nates), but not less than the amount of cash used in payment, and the holding period for such additional shares will begin on the day after the tax basis of the shares is so determined.

  Stock Appreciation Rights. In the event the Board authorizes the surrender of the right to exercise an option in exchange for an amount equal to the excess of the fair market value of the shares of Common Stock covered thereby over the option price, such surrender shall be considered the exercise of a stock appre-ciation right. On the exercise of a stock appreciation right for cash, the holder will be taxed at ordinary income rates on the amount of cash received. On the exercise of a stock appreciation right for shares, unless the next sen-tence applies the holder will be taxed at that time on the fair market value of the shares received. If the holder receiving the shares is restricted from selling the shares because the exercise was within six months of the date of grant and the holder is an officer or director subject to liability under Sec-tion 16(b) of the Securities Exchange Act of 1934, then, unless the holder makes an election under Section 83(b) of the Code within 30 days after exercise to be taxed under the rule of the preceding sentence, (1) the holder will rec-ognize taxable ordinary income at the time the six-month Section 16(b) period terminates, (2) the amount of such ordinary income will be equal to the fair market value of the shares at that time, (3) his holding period for the shares will begin at that time, and (4) any dividends received on the shares before that time will be taxable to the holder as compensation income. In all such cases, subject to the limitation described below, Bethlehem will be entitled to a deduction at the same time and in the same amount as the holder has income, including a deduction for such dividends paid to the holder in the absence of the election under Section 83(b).

  Restricted Stock. If restricted shares of Common Stock are granted to a par-ticipant under the 1994 Plan, then

    (1) except as described in clauses (2) and (3) below, when the shares cease to be subject to restrictions under the 1994 Plan, the participant will recognize taxable ordinary income equal to the excess of the fair mar-ket value of the shares at that time over the amount, if any, paid for such shares;

    (2) except as described in clause (3) below, if the holder of shares is restricted from selling the shares for six months from the date of grant of the shares because he is an officer or director subject to liability under
  Section 16(b) of the Securities Exchange Act of 1934, the holder will rec-ognize taxable ordinary income on the later of the lapse of restrictions under the 1994 Plan or the end of such six-month period, in an amount equal to the excess of the fair market value of the shares at that time over the amount, if any, paid for such shares; and

    (3) within 30 days after the date the shares are considered to be trans-ferred to a participant, the participant may elect under Section 83(b) of the Code to recognize taxable ordinary income at the time of transfer in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares, in which case (a) if the shares are subsequently forfeited, no deduction of such amount will be allowed and the participant will have a capital loss equal to the amount, if any, paid for such shares and (b) no additional income will be recog-nized upon the lapse of restrictions on the shares.

  The recipient's holding period for the shares will begin at the time taxable income is recognized under these rules, and the tax basis in the shares will be the amount of ordinary income so recognized plus the amount, if any, paid for the shares. Moreover, any dividends received on the restricted shares prior to the date the participant recognizes income as described above will be taxable compensation income when received. Subject to the limitation described below, Bethlehem is entitled to deduct amounts equal to the amounts of income recog-nized by the participant.

  Parachute Payment. If the exercisability of an option or the elimination of the restrictions on stock acquired under the 1994 Plan is accelerated or if a condition relating to the exercise of an option is eliminated as a result of a change in control, all or a portion of the value of the option or stock at that time may be a parachute payment for purposes of determining whether a 20% ex-cise tax is payable by the employee as a result of the receipt of an excess parachute payment pursuant to Section 4999 of the Code. Bethlehem will not be entitled to a deduction for any amounts considered an excess parachute payment.

  Limitation on Bethlehem's Deduction. Pursuant to the Omnibus Budget Reconcil-iation Act of 1993, Bethlehem's tax deduction for all compensation (including the value of restricted stock when it becomes taxable to the officer) paid to specified officers in any one year after 1993 is limited to $1,000,000 in cer-tain circumstances. Generally, "performance based" compensation, as defined in Code Section 162(m), is not subject to the limitation. Accordingly, compensa-tion resulting from the exercise or surrender of a stock option under the 1994 Plan will be exempt from this limitation if the 1994 Plan is approved by stock-holders. However, compensation arising from the grant of restricted shares of Common Stock under the Key Employee Stock Investment Award Program described on page 17 will be subject to this limitation.

OTHER INFORMATION
  Bethlehem intends to take such actions as may be required to keep the shares of Common Stock reserved for purposes of the 1994 Plan registered under the Se-curities Act of 1933, as amended, and listed on the New York Stock Exchange.

  On March 7, 1994, the closing price of the Common Stock on the New York Stock Exchange was $21.50 per share.

  The affirmative vote of the holders of a majority of the outstanding shares of Common Stock and of ESOP Preference Stock that are present in person or by proxy and entitled to vote at the Annual Meeting, voting together as a single class, is required for approval of the 1994 Plan.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF
                         THE 1994 STOCK INCENTIVE PLAN.

               APPROVAL OF 1994 NON-EMPLOYEE DIRECTORS STOCK PLAN

  On January 26, 1994 the Board of Directors adopted and recommended for sub-mission to stockholders for their approval the 1994 Non-Employee Directors Stock Plan (the "Director Stock Plan"). The purpose of the Director Stock Plan is to increase the compensation of non-employee directors of Bethlehem to a level more competitive with other companies and in a manner that links the di-rectors' interests with those of the stockholders. If approved by stockholders, the Director Stock Plan would become effective on April 26, 1994. The summary of the Director Stock Plan that follows is qualified in its entirety by refer-ence to the complete text of the Director Stock Plan which appears as Exhibit 2 to this Proxy Statement.

  Participation in the Director Stock Plan is limited to directors of Bethlehem who are not employees of Bethlehem or any of its subsidiaries. An aggregate of 100,000 shares of Common Stock is reserved for issuance under the Director Stock Plan. Such number of shares may be appropriately adjusted in the event of certain changes in Bethlehem's capitalization, such as stock dividends, stock splits, recapitalizations and the like. Shares of Common Stock issuable under the Director Stock Plan may be authorized and unissued shares of Common Stock, Common Stock held in treasury, or any combination thereof.

  If the Director Stock Plan is approved by stockholders, for each calendar year beginning with the calendar year commencing January 1, 1994, each non-em-ployee director of Bethlehem who is elected a director at the Annual Meeting of Stockholders for such year or at any time thereafter during such year and con-tinues to be a director as of December 1 of such year shall receive an award of 500 shares of Common Stock effective as of such December 1. Such shares may not be sold, transferred or otherwise disposed of for a period of six months after receipt (except in the case of the death or disability of the director).

  The Director Stock Plan will be administered by the Management Development and Compensation Committee of the Board of Directors of Bethlehem or such other committee of the Board as may be appointed by the Board consisting of not less than three members of the Board. The Board of Directors may amend the Director Stock Plan in any respect, provided that no amendment may be made without stockholder approval that (i) would materially increase the maximum number of shares of Common Stock available for issuance under the Director Stock Plan,
(ii) would materially increase the benefits accruing to participants under the Director Stock Plan, or (iii) would materially modify the requirements as to eligibility for participation in the Director Stock Plan, and provided, fur-ther, that the Director Stock Plan may not be amended more than once every six months except to comport with changes in the Internal Revenue Code of 1986, as amended, or the rules thereunder. The Board of Directors also has authority to terminate the Director Stock Plan at any time.

TAX EFFECTS
  Except as provided in the following sentence, a director will recognize ordi-nary income six months following the date of receipt of the shares (i.e., at the end of the period during which the director may not sell the shares) in an amount equal to the fair market value of the shares at that time. Within 30 days after the date the director receives the shares, the director may elect under Section 83(b) of the Code to recognize taxable ordinary income at the time of receipt in an amount equal to the fair market value of the shares at such time. Receipt of the shares shall be considered to have occurred as of the December 1 on which the award is effective.

  A director's holding period for the shares for tax purposes will begin at the time taxable income is recognized, and the tax basis in the shares will be the amount of ordinary income so recognized. Any dividends received on the shares prior to the date the director recognizes income as described above will be taxable compensation income when received. Bethlehem is entitled to a federal income tax deduction equal to the amounts of income recognized by a director.

VOTE REQUIRED
  The affirmative vote of the holders of a majority of the shares of Common Stock and of ESOP Preference Stock that are present in person or by proxy and entitled to vote at the Annual Meeting, voting together as a single class, is required for approval of the Director Stock Plan.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF
                  THE 1994 NON-EMPLOYEE DIRECTORS STOCK PLAN.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
  Bethlehem's executive compensation programs are designed to attract, retain and motivate highly qualified executives to cause the best possible performance from them. Compensation for Bethlehem's executives is based both on individual performance, and upon corporate and business unit performance, and consists of the following elements:

  . Salaries that are determined by individual contribution and performance, and that are competitive in the marketplace.

  . Incentive compensation bonuses that, if paid, are directly linked to cor-porate and business unit profitability. No incentive compensation bonuses were paid to Bethlehem's executive officers for 1993.

  . Long term stock incentives that are designed to align the interests of the executives with those of the stockholders and to increase the long term retention of key employees.

  . A broad-based employee benefits program which includes a pension program, a savings plan, group medical coverage and life insurance.

  The Management Development and Compensation Committee of the Board of Direc-tors is responsible for administering Bethlehem's executive compensation pro-grams and for determining the compensation of Bethlehem's executive officers. The Committee has available to it extensive compensation surveys (primarily with respect to salaries, annual incentive compensation and stock options), in-dependent compensation consultants and information about executive compensation within the steel industry and other industry groups. The Committee is composed of directors who are not current or retired employees of Bethlehem and who do not participate in the executive compensation programs which the Committee ad-ministers. The directors whose names appear at the end of this Report were the members of the Committee responsible for administering Bethlehem's executive compensation programs for 1993.

  Salaries. The Committee believes the salary of an executive must be based primarily on the executive's level of responsibility and performance. In addi-tion, the Committee believes that salaries should be competitive with executive salaries provided by other corporations in the steel business, including the peer group of integrated steelmakers shown in the comparative performance chart on page 22, and by other manufacturing companies of comparable size and com-plexity. The Committee reviews both publicly available information about the salaries paid to executive officers of other steel companies and broad survey data from over 300 manufacturing, non-utility and non-financial services compa-nies to determine salary levels that compare to those at companies with similar business performance, measured by such criteria as revenue, return on assets and return on equity. Salary levels for Bethlehem's executives are targeted at the median of such survey data for companies with annual revenues of between $3 billion and $6 billion. Since duties, responsibilities and experience of an ex-ecutive officer may differ from survey norms in both content and scope, adjust-ments are made by the Committee in its judgment for those factors as well as for individual performance. Consequently, some salaries are lower and some higher than survey medians. The Committee conducts periodic reviews of execu-tive officer salaries and makes adjustments as warranted. Each of the named ex-ecutive officers assumed new responsibilities on November 1, 1992 in connection with Mr. Barnette's election as chief executive officer and the establishment of a new top management team. Their 1993 salaries were increased to reflect these additional responsibilities, and such increases were well within normally expected ranges reported by various consultants. 1993 salary levels for these officers do not, in the Committee's opinion, significantly deviate from survey medians described above.

  Incentive Compensation Bonuses. The Committee believes that competitive sala-ries should be supplemented by incentive compensation bonus awards which are directly linked to performance-oriented goals as measured by Bethlehem's annual business plan. The awards may be granted in cash, stock or a combination there-of.

  Incentive compensation bonus awards for executive officers are paid pursuant to a profit sharing plan for essentially all salaried employees. Under the plan, employees and executive officers have the opportunity to earn a targeted percentage of base salary which increases with higher position levels, thereby placing a greater percentage of compensation at risk for those with greater re-sponsibility. For the chief executive officer and the other four executive of-ficers named in the Summary Compensation Table, payment of incentive compensa-tion under this program is based entirely on the achievement of corporate prof-itability goals, is targeted at 50% of base salary and cannot exceed 100% of base salary. For other executive officers, incentive payments are based in part on the achievement of corporate profitability goals and in part on the achieve-ment of business unit or departmental profitability goals or cost objectives. For 1993, no awards could be paid to Bethlehem's executive officers if Bethlehem did not earn a minimum annual net income of at least $50 million before income taxes and unusual and extraordinary items. Because Beth-lehem did not achieve this level of earnings, no incentive compensation bonuses were paid to Bethlehem's executive officers for 1993.

  Long Term Stock Incentives. The Committee believes that stock incentives are an important element of Bethlehem's executive compensation program. They align the interests of Bethlehem's executives with those of the stockholders and in-crease the long-term retention of key employees. As discussed below, the Com-mittee has made stock option and restricted stock awards to executive officers and other key employees under the 1988 Stock Incentive Plan. Virtually no shares remain available for future awards under the 1988 Stock Incentive Plan. Accordingly, as discussed on pages 9-14, stockholders are being asked to ap-prove the 1994 Stock Incentive Plan which is substantially similar to and would replace the 1988 Stock Incentive Plan.

  Executive officers and other key employees have received annual grants of stock options under the 1988 Stock Incentive Plan and will be eligible to re-ceive stock option grants under the 1994 Stock Incentive Plan if it is approved by stockholders. The Committee believes that stock options provide an incentive that focuses the executive's attention on managing Bethlehem from the perspec-tive of an owner with an equity stake in the business. Options are awarded with an exercise price equal to the market price of Common Stock on the date of grant, have a maximum term of ten years, become exercisable for half of the op-tion shares one year from the date of grant and for all of the option shares two years from the date of grant and may be awarded in tandem with stock appre-ciation rights. Executives are encouraged to hold the stock received through the exercise of options and stock appreciation rights. In determining the num-ber of option shares to be awarded to an executive officer the Committee con-siders the performance of the individual and annual salary level. The Commit-tee, in its judgment, may adjust the number of shares based on a comparison of option awards (using grant date value) of the survey companies (described under "Salaries"). The Committee, in its judgment, may also elect to reduce the size of an award if an executive has disposed of shares received through any previ-ous exercise of options or stock appreciation rights. Applying these factors, during 1993 the Committee awarded 314 key employees, including the executive officers named in the table on page 21, options to purchase Bethlehem Common Stock at a price of $19.00 per share (the fair market value of Bethlehem Common Stock on the date of the award). The awards to the named executive officers in the table on page 21 are generally less than option awards at the survey compa-nies.

  The Committee has also implemented a Key Employee Stock Investment Award Pro-gram under the 1988 Stock Incentive Plan which is designed to increase the long-term retention of key employees, encourage their ownership of stock, and align their interests with the interests of the stockholders. The Committee plans to continue awards under this Program if the 1994 Stock Incentive Plan is approved by stockholders. Under this Program, executive officers and other key employees have been awarded restricted shares of Common Stock which may not be sold, transferred or assigned while the shares are restricted. Depending upon the age of the recipient at the time of the award, unless otherwise determined by the Committee the restrictions on the shares generally expire either (i) at the later of age 62 or retirement or (ii) after five years as to one-half of the shares awarded and at the later of age 62 or retirement as to the remaining shares. The shares are forfeited if the employee voluntarily leaves the employ-ment of Bethlehem or is terminated for cause before the restrictions expire. The size of restricted stock awards under this Program is determined by the Committee in its judgment based on a number of factors including level of re-sponsibility, individual performance and potential to make a contribution to Bethlehem's future success, overall corporate progress toward achieving sus-tained profitability and the Committee's understanding of restricted stock practice at other companies. The Committee assigns no specific weight to any of these factors when making its determinations. Recent awards to executive offi-cers under this Program are described below.

  Compensation of Chief Executive Officer. Mr. Barnette was elected chief exec-utive officer of Bethlehem, effective November 1, 1992. Based upon a detailed review of the salaries of chief executive officers of other steel companies and companies of similar size and complexity, the Committee set Mr. Barnette's base salary for 1993 at $500,000. Because of Bethlehem's losses in recent years, his base salary is below the median salary level of chief executive officers in the survey group.

  During Mr. Barnette's tenure as chief executive officer, Bethlehem's finan-cial results improved significantly. Excluding restructuring charges and the cumulative effect of accounting changes, Bethlehem had net income of $24 mil-lion for 1993, a significant improvement over the net loss of $210 million for 1992. In addition, a number of important goals have been achieved, including the decentralization of operations into separate business units better able to respond rapidly to customer needs, the negotiation of new long term labor con-tracts at the principal business units, the achievement of significant remedies in trade cases against unfairly traded steel imports, the advancement of impor-tant modernization projects at Burns Harbor and Pennsylvania Steel Technolo-gies, the receipt by Sparrows Point of ISO 9000 quality certification making it the first major integrated steel facility in the United States to be so certi-fied, the substantial reduction in general corporate overhead costs and the reengineering of corporate service functions, including entering into an information technology partnership with Electronic Data Systems and estab-lishing a new Corporate Services Division, and the successful completion of two major corporate financing programs.

  In view of these important accomplishments, and in order to retain and moti-vate Mr. Barnette and Messrs. Penny, Millenbruch, Jordan and Post and further align their interests with those of the stockholders, the Committee determined that it was appropriate to award each of them restricted shares of Common Stock under the Key Employee Stock Investment Award Program discussed under Long Term Stock Incentives above. On January 25, 1994, Mr. Barnette was awarded 30,000 shares, Mr. Penny, 10,000 shares, Mr. Millenbruch, 10,000 shares, Mr. Jordan, 5,000 shares, and Mr. Post, 5,000 shares. The shares are restricted and may not be sold, transferred or assigned until age 62. The shares will be forfeited if the recipients voluntarily leave the employment of Bethlehem or are terminated for cause before the restrictions expire. The number of shares awarded was based on those factors described in the last paragraph under Long Term Stock Incentives above.

  As discussed under Incentive Compensation Bonuses above, no incentive compen-sation bonuses were paid to Mr. Barnette or to other executive officers for 1993.

  In April 1993, Mr. Barnette was awarded a nonqualified stock option to pur-chase 50,000 shares of Bethlehem Common Stock at a price of $19.00 per share, the fair market value of Bethlehem Common Stock on the date of the award. The number of shares covered by Mr. Barnette's option was primarily determined by his salary level and was generally less than option awards to chief executives at competitors and manufacturers of similar size and complexity.

  New Limitation on Deductibility of Executive Compensation. During 1993, new
Section 162(m) of the Internal Revenue Code was enacted which denies a publicly held corporation, such as Bethlehem, a federal income tax deduction for compen-sation in excess of $1 million per year paid to or accrued for each of its chief executive officer and four other most highly compensated executive offi-cers. Certain "performance based" compensation, such as a stock option awarded at fair market value, is not subject to the limitation on deductibility pro-vided that certain stockholder approval and independent director requirements are met. Final regulations have not yet been adopted under this new Internal Revenue Code provision.

  Because of Bethlehem's substantial net loss carryforwards ($1.6 billion at December 31, 1993) and the fact that the compensation paid to each of Bethlehem's executive officers has not exceeded $1 million per year, the Com-mittee does not believe that the new limitation on deductibility of executive compensation is currently material to Bethlehem. Nevertheless, the Committee will continue to review the situation in light of the final regulations and fu-ture events with an objective of achieving deductibility to the extent appro-priate. In this regard, the Committee intends to take such action as may be re-quired by the final regulations to make stock option awards under the 1994 Stock Incentive Plan exempt from the deduction limitation. Restricted stock awards under the Key Employee Stock Investment Award Program would not be ex-empt from the limitation, but the Committee feels that such awards are a neces-sary and appropriate incentive to motivate executives and align their interests with the interests of stockholders.

                                    Management Development and
                                     Compensation Committee

                                         William A. Pogue, Chairman
                                         Benjamin R. Civiletti
                                         Worley H. Clark
                                         Herman E. Collier, Jr.
                                         John B. Curcio
                                         William C. Hittinger
                                         Thomas L. Holton
                                         Harry P. Kamen
                                         Winthrop Knowlton
                                         Robert E. McClements, Jr.
                                         Dean P. Phypers
                                         John F. Ruffle

SUMMARY COMPENSATION TABLE
  The following table shows the aggregate compensation awarded or paid to, or earned by, Bethlehem's chief executive officer and each of Bethlehem's other four most highly compensated executive officers. In accordance with regula-tions of the Securities and Exchange Commission, Mr. Barnette's compensation is shown only for 1992 (the year in which he was elected chairman and chief executive officer of Bethlehem) and 1993 and Mr. Post's compensation is shown only for 1992 (the year in which he was first elected an executive officer of Bethlehem) and 1993.

                                  ANNUAL COMPENSATION               LONG TERM COMPENSATION
                         ----------------------------------------  --------------------------
                                                        OTHER                       SHARES
                                                       ANNUAL       RESTRICTED    UNDERLYING
                                                       COMPEN-        STOCK      OPTIONS/SARS      ALL OTHER
                         SALARY ($)   BONUS(2) ($)  SATION(3) ($)  AWARD(4) ($)   AWARDS (#)  COMPENSATION(5) ($)
                         ----------   ------------  -------------  ------------  ------------ -------------------
Curtis H. Barnette
 Chairman and Chief
 Executive Officer
  1993..................  $500,000      $     0       $ 95,647(3)    $648,750(4)    50,000          $50,976
  1992..................   383,333(1)         0              0              0       18,000           36,016
John A. Jordan, Jr.
 Senior Vice President
  1993..................   302,500            0         90,337(3)     108,125(4)    19,000           30,405
  1992..................   280,000            0              0              0       14,000           24,536
  1991..................   265,000       67,850(2)           0        142,375       13,000               --
Gary L. Millenbruch
 Executive Vice Presi-
  dent
  1993..................   375,000            0        251,185(3)     216,250(4)    23,500           33,898
  1992..................   337,500            0              0              0       16,500           27,084
  1991..................   317,500       87,025(2)           0        201,000       15,000               --
Roger P. Penny
 President
  1993..................   425,000            0        243,581(3)     216,250(4)    26,000           37,171
  1992..................   345,833            0              0              0       16,500           26,843
  1991..................   317,500       92,925(2)           0        201,000       15,000               --
David P. Post
 Senior Vice President
  1993..................   250,000            0         61,954(3)     108,125(4)    15,000           22,591
  1992..................   192,167            0              0              0        6,000           16,138

- -----------
(1) Mr. Barnette was elected chief executive officer of Bethlehem effective November 1, 1992. His compensation for 1992 consists primarily of compen-sation paid and stock options awarded for the first ten months of 1992 prior to his election as chief executive officer.

(2) Represents the fair market value of restricted stock bonus awards on the date of award. The bonus amounts shown for 1991 for Messrs. Jordan, Millenbruch and Penny consisted of 4,600, 5,900 and 6,300 shares of re-stricted stock, respectively, valued at $14.75 per share on the date of the award.

(3) Represents the amount of payments to cover tax liabilities arising from the purchase of individually owned annuities to secure a portion of the unfunded retirement benefits payable to such officers under the Excess Benefit Plan and Supplemental Benefits Plan.

(4) Fair market value at date of issuance of restricted shares of Common Stock awarded under the Employee Stock Investment Award Program. Generally the restrictions expire after five years for one-half of the shares awarded and at the later of age 62 or retirement for the remaining shares. Divi-dends, if declared, are payable upon the restricted stock.

  The aggregate number of shares of restricted stock awarded under the Key Employee Stock Investment Award Program or as restricted stock bonus awards and held by each of the named individuals at December 31, 1993 and the ag-gregate value of these shares based on a market value of $20.375 per share at December 31, 1993 is as follows: Mr. Barnette, 12,000 restricted shares with a value of $244,500; Mr. Jordan, 8,500 restricted shares with a value of $173,188; Mr. Millenbruch, 12,000 restricted shares with a value of $244,500; Mr. Penny, 12,000 restricted shares with a value of $244,500; and Mr. Post, 5,000 shares with a value of $101,875.

  As discussed in the Compensation Committee Report on Executive Compensa-tion, on January 25, 1994, each of these officers was awarded additional shares of restricted stock under the Key Employee Stock Investment Award Program with an aggregate value based on a market value of $21.625 per share on the date of award as follows: Mr. Barnette, 30,000 restricted shares with an aggregate value of $648,750; Mr. Jordan, 5,000 shares with an aggregate value of $108,125; Mr. Millenbruch, 10,000 shares with an ag-gregate value of $216,250; Mr. Penny, 10,000 shares with an aggregate value of $216,250; and Mr. Post, 5,000 shares with an aggregate value of $108,125. The shares are restricted and may not be sold, transferred or as-signed until age 62. The shares will be forfeited if the recipients volun-tarily leave the employment of Bethlehem or are terminated for cause before the restrictions expire. These restricted stock awards are not included in the December 31, 1993 restricted stock amounts described in the prior para-graph.

(5) "All Other Compensation" only includes amounts for 1993 and 1992 and con-sists of the following components:

                                                                 1993    1992
                                                                ------- -------
   C. H. Barnette
      (1) Supplemental Insurance cost.........................  $10,486 $ 9,457
      (2) Matching Company contribution to Savings Plan.......    6,289   6,103
      (3) Cash or single premium annuities purchased to cover
          shortfall of matching Company contribution to
          Savings Plan due to Internal Revenue Code
          limitation..........................................   25,000  14,600
      (4) Value of split dollar insurance benefit*............    9,201   5,856
   J. A. Jordan, Jr.
      (1) Supplemental Insurance cost.........................  $ 7,498 $ 6,769
      (2) Matching Company contribution to Savings Plan.......    6,289   6,103
      (3) Cash or single premium annuities purchased to cover
          shortfall of matching Company contribution to
          Savings Plan due to Internal Revenue Code
          limitation..........................................   10,500   8,000
      (4) Value of split dollar insurance benefit*............    6,118   3,664
   G. L. Millenbruch
      (1) Supplemental Insurance cost.........................  $ 6,952 $ 6,274
      (2) Matching Company contribution to Savings Plan.......    6,289   6,103
      (3) Cash or single premium annuities purchased to cover
          shortfall of matching Company contribution to
          Savings Plan due to Internal Revenue Code
          limitation..........................................   15,800  11,700
      (4) Value of split dollar insurance benefit*............    4,857   3,007
   R. P. Penny
      (1) Supplemental Insurance cost.........................  $ 4,901 $ 4,431
      (2) Matching Company contribution to Savings Plan.......    6,289   6,103
      (3) Cash or single premium annuities purchased to cover
          shortfall of matching Company contribution to
          Savings Plan due to Internal Revenue Code
          limitation..........................................   19,500  12,200
      (4) Value of split dollar insurance benefit*............    6,481   4,109
   D. P. Post
      (1) Supplemental Insurance cost.........................  $ 5,077 $ 4,593
      (2) Matching Company contribution to Savings Plan.......    6,289   6,121
      (3) Cash or single premium annuities purchased to cover
          shortfall of matching Company contribution to
          Savings Plan due to Internal Revenue Code
          limitation..........................................    6,700   2,416
      (4) Value of split dollar insurance benefit*............    4,525   3,008
- -----------
* Split Dollar insurance is in lieu of the Group Term Life Insurance generally provided by Bethlehem to its salaried employees. Each executive pays his own premium for the term life portion of the insurance policy. Bethlehem is re-imbursed for the total premium amount advanced out of the proceeds of the insurance policy if the individual dies while the split dollar arrangement is in effect or out of the built-up cash value of the policy if the arrange-ment terminates prior to the death of the individual. As security for repay-ment, Bethlehem is a collateral assignee of the policy to the extent of any such unreimbursed premium.

STOCK OPTION/SAR GRANTS IN 1993(1)

                              INDIVIDUAL GRANTS
- -----------------------------------------------------------------------------
                                                                               POTENTIAL REALIZABLE  HISTORIC (1983-1993)
                                                                                 VALUE AT ASSUMED       ANNUAL RATE OF
                            NUMBER    PERCENT OF TOTAL                        ANNUAL RATES OF STOCK      STOCK PRICE
                          OF SHARES     OPTIONS/SARS                          PRICE APPRECIATION FOR     APPRECIATION
                          UNDERLYING      GRANTED       EXERCISE                  OPTION TERM(2)          (DECLINE)
                         OPTIONS/SARS   TO EMPLOYEES      PRICE    EXPIRATION ---------------------- --------------------
                         GRANTED (#)      IN 1993      (PER SHARE)    DATE        5%         10%             (1%)
                         ------------ ---------------- ----------- ---------- ---------- ----------- --------------------
Curtis H. Barnette......    50,000          9.39%        $19.000    4-27-03   $  597,450 $ 1,514,055           0
John A. Jordan, Jr. ....    19,000          3.57%         19.000    4-27-03      227,091     575,341           0
Gary L. Millenbruch.....    23,500          4.41%         19.000    4-27-03      280,801     711,606           0
Roger P. Penny..........    26,000          4.88%         19.000    4-27-03      310,674     787,309           0
David P. Post...........    15,000          2.82%         19.000    4-27-03      179,235     454,217           0
All Optionees (314
 executive officers and
 key employees).........   532,600         100.0%         19.000    4-27-03    6,364,037  16,127,713           0

- -----------
(1) All stock options granted in 1993 were granted in tandem with stock appre-ciation rights ("SARs"), have a term of ten years, and may be exercised for up to one-half of the shares covered by the option commencing one year from the date of grant and for all of the shares covered by the option commencing two years from the date of the grant. The exercise price (per share) of the option is the market price of Common Stock on the date the option is awarded.

(2) These amounts represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall market condi-tions. As is shown in the next column by the historic (1983-1993) annual rate of stock price appreciation (decline) for Bethlehem Common Stock dur-ing the last ten years, there can be no assurance that the amounts re-flected in these columns will be achieved.

AGGREGATED STOCK OPTION/SAR EXERCISES IN 1993 AND 12/31/93 STOCK OPTION VALUES

                                                      NUMBER OF SHARES        VALUE OF UNEXERCISED
                                                   UNDERLYING UNEXERCISED         IN-THE-MONEY
                                                  OPTIONS/SARS AT 12/31/93  OPTIONS/SARS AT 12/31/93
                                                  ------------------------- -------------------------
                         SHARES ACQUIRED  VALUE
                         ON EXERCISE (#) REALIZED EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
                         --------------- -------- ------------------------- -------------------------
Curtis H. Barnette......          0      $     0        80,500/59,000           $270,188/$125,000
John A. Jordan, Jr......      1,269       43,875        50,500/26,000            120,938/  69,875
Gary L. Millenbruch.....          0            0        76,250/31,750            219,938/  83,875
Roger P. Penny..........          0            0        72,050/34,250            256,200/  87,313
David P. Post...........          0            0        22,500/18,000             64,425/  39,375

PENSION PLAN TABLE

                                 ESTIMATED ANNUAL RETIREMENT BENEFIT
                        -----------------------------------------------------------------------
                           25                   30                   35                   40
     COVERED            YEARS OF             YEARS OF             YEARS OF             YEARS OF
   COMPENSATION         SERVICE              SERVICE              SERVICE              SERVICE
   ------------         --------             --------             --------             --------
     $100,000           $ 37,500             $ 45,000             $ 52,500             $ 60,000
      200,000             75,000               90,000              105,000              120,000
      300,000            112,500              135,000              157,500              180,000
      400,000            150,000              180,000              210,000              240,000
      500,000            187,500              225,000              262,500              300,000
      600,000            225,000              270,000              315,000              360,000

  The table above shows the estimated annual retirement benefit (before any deductions, including social security benefits) payable in the aggregate to Bethlehem's named executive officers under its qualified defined benefit pen-sion plan, its Excess Benefit Plan and its Supplemental Benefits Plan. The benefit levels in the table assume retirement at age 62, the years of service shown, and payment in the form of a single life annuity. In 1993, individually owned annuities were purchased to secure a portion of the unfunded benefits payable to the named executive officers under the Excess Benefit Plan and the Supplemental Benefits Plan. The amount of the benefits which were funded by the purchase of the annuities was based on the funded level of Bethlehem's qualified defined benefit pension plan at June 30, 1993.

  Covered compensation for purposes of determining retirement benefits for the named executive officers generally consists of salary and 50% of incentive com-pensation reported in the "Bonus" column in the Summary Compensation Table. The monthly retirement benefit payable is generally determined by multiplying aver-age monthly covered compensation for the highest consecutive 60 months in the last 120 months of continuous service times 1.5% times the number of credited years of service. Benefits are subject to a deduction for social security bene-fits as well as certain other adjustments.

  As of December 31, 1993, the credited years of service under the Pension Plan or Supplemental Benefits Plan for Messrs. Barnette, Jordan, Millenbruch, Penny and Post were 31 years, 36 years, 34 years, 35 years and 37 years, respective-ly.

COMPARATIVE STOCK PERFORMANCE
  The following graph compares the cumulative total stockholder return on Beth-lehem Common Stock for the last five years with the cumulative total return for the same period of the Standard & Poor's 500 Stock Index (S&P 500) and two peer groups of publicly-traded integrated steelmakers described below. The graph as-sumes the investment of $100 in Bethlehem Common Stock, the S&P 500 and the two peer groups on December 31, 1988 and reinvestment of all dividends. The total return for the two peer groups has been weighted for market capitalization at the beginning of each period.

  The Old Peer Group, which was included in Bethlehem's 1993 Proxy Statement, consists of Armco, Inc., Inland Steel Industries, LTV Corporation and the U.S. Steel Group of USX Corporation. Information is only included on USX-U.S. Steel Group Common Stock for December 31, 1991, 1992 and 1993 since public trading did not commence in that stock until April, 1991. During 1993, one of the com-panies in the Old Peer Group, LTV Corporation, emerged from bankruptcy. As part of its plan of reorganization, LTV's previously traded class of common stock was extinguished and shares of a new class of common stock were issued. Holders of shares of the old class of LTV common received warrants to purchase shares of the new LTV common. Information has been included at December 31, 1993 for LTV in the Old Peer Group based on the market value of the warrants at that date. Bethlehem intends to discontinue use of the Old Peer Group in future proxy statements.

  The New Peer Group consists of the same integrated steelmakers as the Old Peer Group except that information has only been included for the new LTV com-mon stock at December 31, 1993 and information has been included at December 31, 1993 for National Steel Corporation, another integrated steelmaker whose class B common stock first commenced public trading in March, 1993.


                            [GRAPH APPEARS HERE]
                  COMPARISON OF FIVE YEAR CUMULATIVE RETURN
AMONG BETHLEHEM COMMON STOCK, S&P 500 INDEX, OLD PEER GROUP AND NEW PEER GROUP

                               Bethlehem      S&P       Old Peer    New Peer
Measurement period               Common       500        Group       Group
(Fiscal year Covered)            Stock        Index      Index       Index
- ---------------------           --------     --------    --------   --------
Measurement PT -
12/31/88                        $ 100.00     $ 100.00    $ 100.00   $ 100.00

FYE 12/31/89                    $  80.39     $ 131.69    $  90.04   $  94.16
FYE 12/31/90                    $  65.93     $ 127.59    $  57.73   $  61.44
FYE 12/31/91                    $  64.28     $ 166.47    $  59.99   $  63.02
FYE 12/31/92                    $  73.46     $ 179.16    $  71.54   $  76.55
FYE 12/31/93                    $  93.55     $ 197.21    $  90.80   $  93.30


                            ADDITIONAL INFORMATION

INDEMNIFICATION ASSURANCE AGREEMENTS
  It is and has been Bethlehem's policy to indemnify its officers and direc-tors against any costs, expenses and other liabilities to which they may be-come subject by reason of their service to Bethlehem, and to insure its direc-tors and officers against such liabilities, as and to the extent permitted by applicable law and in accordance with the principles of good corporate gover-nance. In this regard, Article IX of Bethlehem's By-laws requires Bethlehem to indemnify its directors and officers to the maximum extent permitted by the General Corporation Law of the State of Delaware.

  Pursuant to this policy, Bethlehem has entered into individual Indemnifica-tion Assurance Agreements with each of its directors and executive officers pursuant to which Bethlehem has agreed to indemnify each of its directors and executive officers to the full extent provided by applicable law and the By-laws of Bethlehem as currently in effect. In addition, Bethlehem has estab-lished in connection with its indemnification policy an irrevocable letter of credit in an aggregate amount of $5 million to assure payment to each director and executive officer of any amounts to which they may become entitled as in-demnification pursuant to the By-laws in the event that, for any reason, Beth-lehem shall not pay to them any such indemnification.

  Section 102(b)(7) of the General Corporation Law of the State of Delaware permits a Delaware corporation to include in its certificate of incorporation a provision eliminating the potential monetary liability of a director to the corporation or its stockholders for breach of fiduciary duty as a director, provided that such provision shall not eliminate the liability of a director
(i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for improper pay-ment of dividends, or (iv) for any transaction from which the director re-ceives an improper personal benefit. Bethlehem's Restated Certificate of In-corporation includes such a provision in Article Ninth thereof.

STOCKHOLDERS

  Holders of record of Bethlehem's Common Stock and ESOP Preference Stock at the close of business on March 7, 1994 ("Record Date"), are entitled to notice of the Annual Meeting and to vote at the Meeting the shares held on that date. Each share of Common Stock and ESOP Preference Stock is entitled to one vote. On the Record Date, a total of 91,520,720 shares of Common Stock of Bethlehem, owned of record by approximately 42,100 stockholders, were outstanding and a total of 2,764,616 shares of Preference Stock of Bethlehem, owned of record by a trustee under a qualified plan for approximately 18,800 participants, were outstanding. Set forth below are the only persons who, to the knowledge of the Board of Directors, were the beneficial owners of 5% or more of Bethlehem's Common Stock on the Record Date:

                      NAME AND ADDRESS OF                  NUMBER OF  PERCENT OF
                       BENEFICIAL OWNER                      SHARES     CLASS
     ----------------------------------------------------- ---------- ----------
     Wellington Management Company(1)
     75 State Street
     Boston, Massachusetts 02109.......................... 10,331,223    11.3%
     Norwest Corporation(2)
     Norwest Center, Sixth Street and Marquette Avenue
     Minneapolis, Minnesota 55479-1000....................  7,807,998     8.5
     FMR Corp.(3)
     82 Devonshire Street
     Boston, Massachusetts 02109-3614.....................  7,666,706     8.4

- -----------
(1) Bethlehem received copies of Schedule 13Gs filed with the Securities and Exchange Commission by Wellington Management Company and Vanguard/Windsor Fund, Inc., indicating that, at December 31, 1993, Wellington Management Company had aggregate beneficial ownership of 10,331,223 shares of Bethle-hem Common Stock, including 7,561,000 shares of Bethlehem Common Stock beneficially owned by Vanguard/Windsor Fund, Inc.
(2) Bethlehem received copies of Schedule 13Gs filed with the Securities and Exchange Commission by Norwest Corporation, indicating that, at December 31, 1993, Norwest Corporation, through its subsidiaries, Norwest Colorado, Incorporated and Norwest Bank Colorado, National Association, had aggre-gate beneficial ownership of 7,807,998 shares of Bethlehem Common Stock including shares issuable upon conversion of (i) 5,075 shares of Bethlehem's $5.00 Cumulative Convertible Preferred Stock and (ii) 2,233 shares of Bethlehem's $2.50 Cumulative Convertible Preferred Stock.

(3) Bethlehem received a copy of a Schedule 13G filed with the Securities and Exchange Commission by FMR Corp. indicating that at December 31, 1993, FMR Corp. had aggregate beneficial ownership of 7,666,706 shares of Bethlehem Common Stock, including shares issuable upon conversion of (i) 127,100 shares of Bethlehem's $5.00 Cumulative Convertible Preferred Stock and (ii) 628,300 shares of Bethlehem's $3.50 Cumulative Convertible Preferred Stock, and including 5,414,800 shares of Bethlehem Common Stock beneficially owned by Fidelity Magellan Fund.

  To the knowledge of the Board of Directors, there were no persons who benefi-cially owned 5% or more of the ESOP Preference Stock on the Record Date.

OTHER MATTERS

  Management and the Board of Directors do not know of any matters other than those set forth in the form of proxy that will be presented for consideration at the 1994 Annual Meeting. However, execution of a proxy, unless otherwise in-dicated, confers on the persons named as proxies discretionary authority to vote the shares represented in accordance with their best judgment on other business, if any, that may properly come before the Meeting.

  Bethlehem is undertaking a study of whether future Annual Meetings should be rotated to locations other than Wilmington, including Bethlehem, Baltimore, Chicago and New York. Interested stockholders should direct their suggestions to the Secretary of Bethlehem, 1170 Eighth Avenue, Bethlehem, PA 18016-7699.

  The cost of soliciting proxies will be borne by Bethlehem. A number of its officers and regular employees may solicit proxies personally and by telephone. Bethlehem has engaged Georgeson & Company, Inc. to assist in soliciting proxies from brokers, bank nominees and institutional holders for an estimated fee of $10,000 plus expenses. Arrangements have been made for brokerage houses, nomi-nees and other custodians and fiduciaries to send proxy material to their prin-cipals, and Bethlehem will reimburse them for their expenses in doing so.

                                                                  March 16, 1994

                         BETHLEHEM STEEL CORPORATION
P                            1170 Eighth Avenue
R                         Bethlehem, PA 18016-7699
O
X        This Proxy is Solicited on Behalf of the Board of Directors
Y          for the Annual Meeting of Stockholders, April 26, 1994


    The undersigned hereby appoints Curtis H. Barnette, Roger P. Penny and Gary L. Millenbruch the proxies (each with power to act alone and with power of substitution) of the undersigned to represent and vote the shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Bethlehem Steel Corporation to be held on April 26, 1994, and at any adjournment or postponement thereof, as hereinafter specified and, in their discretion, upon such other matters as may properly come before the Meeting.

                  Election of Directors, Nominees:

                  C.H. Barnette, B.R. Civiletti, W.H. Clark, H.E. Collier, Jr., J.B. Curcio, W.C. Hittinger, T.L. Holton, L.B. Kaden, H.P. Kamen, W. Knowlton, R. McClements, Jr., G.L. Millenbruch, R.P. Penny, D.P. Phypers, W.A. Pogue, J.F. Ruffle

    You are encouraged to specify your choice by marking the appropriate boxes on the reverse side. On matters on which you do not specify a choice, your shares will be voted in accordance with the recommendation of Bethlehem's Board of Directors. Please mark, sign, date and return this proxy promptly using the enclosed envelope.
                                                                   SEE REVERSE
                                                                       SIDE

[X] Please mark your                                                    1623
    votes as in this
    example.

       If this card is properly executed, shares will be voted in the manner directed herein by the undersigned. If no direction is made, shares will be voted FOR Proposals 1, 2, 3 and 4.
- --------------------------------------------------------------------------------
 Bethlehem's Board of Directors recommends a vote FOR election of directors and Proposals 2, 3 and 4.
- --------------------------------------------------------------------------------
                     FOR      WITHHELD
1. Election of       [ ]        [ ]
   Directors.
   (see reverse)

For, except vote withheld from the following nominee(s):

________________________________________

                                                           FOR   AGAINST ABSTAIN
                       2. Ratification of appointment of   [ ]     [ ]     [ ]
                          Independent Accountants.

                       3. Approval of 1994 Stock           [ ]     [ ]     [ ]
                          Incentive Plan.

                       4. Approval of 1994 Non-            [ ]     [ ]     [ ]
                          Employee Directors Stock
                          Plan.


SIGNATURE(S) __________________________________ DATE __________
NOTE: Please sign exactly as name appears above. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                         BETHLEHEM STEEL CORPORATION
                             1170 Eighth Avenue
                          Bethlehem, PA 18016-7699

     Savings Plan for Salaried Employees of Bethlehem Steel Corporation
                          and Subsidiary Companies
 Voting instructions for the Annual Meeting of Stockholders, April 26, 1994

To Savings Plan Committee:

The undersigned hereby instructs you to vote, in person or by proxy, upon all matters properly brought before the Annual Meeting of Stockholders of Bethlehem Steel Corporation to be held on April 26, 1994, and any adjournment or postponement thereof, the shares of stock which were allocated to my account as of March 7, 1994 under the Savings Plan for Salaried Employees of Bethlehem Steel Corporation and Subsidiary Companies.

              Election of Directors, Nominees:

              C.H. Barnette, B.R. Civiletti, W.H. Clark, H.E. Collier, Jr., J.B. Curcio, W.C. Hittinger, T.L. Holton, L.B. Kaden, H.P. Kamen,
              W. Knowlton, R. McClements, Jr., G.L. Millenbruch, R.P. Penny, D.P. Phypers, W.A. Pogue, J.F. Ruffle

If you return this card properly signed but do not otherwise specify on the reverse side, shares will be voted FOR Proposals 1, 2, 3 and 4. If you do not return this card, shares will be voted by the Trustee in accordance with instructions of the Savings Plan Committee.

                                                                   SEE REVERSE
                                                                       SIDE

[X] Please mark your                                                    1623
    votes as in this
    example.

       If this card is properly executed, shares will be voted in the manner directed herein by the undersigned. If no direction is made, shares will be voted FOR Proposals 1, 2, 3 and 4.
- --------------------------------------------------------------------------------
 Bethlehem's Board of Directors recommends a vote FOR election of directors and Proposals 2, 3 and 4.
- --------------------------------------------------------------------------------
                     FOR      WITHHELD
1. Election of       [ ]        [ ]
   Directors.
   (see reverse)

For, except vote withheld from the following nominee(s):

________________________________________

                                                           FOR   AGAINST ABSTAIN
                       2. Ratification of appointment of   [ ]     [ ]     [ ]
                          Independent Accountants.

                       3. Approval of 1994 Stock           [ ]     [ ]     [ ]
                          Incentive Plan.

                       4. Approval of 1994 Non-            [ ]     [ ]     [ ]
                          Employee Directors Stock
                          Plan.


SIGNATURE(S) __________________________________ DATE __________
NOTE: Please mark, date, sign as name appears above and return in enclosed envelope.

                   Savings Plan for Salaried Employees of
            Bethlehem Steel Corporation and Subsidiary Companies

To Participants in the Savings Plan:

     The enclosed form is for use in causing the shares of Common Stock of Bethlehem Steel Corporation acquired with your own and/or Company contributions and allocated to your Savings Plan account to be voted in accordance with your instructions at the 1994 Annual Meeting of Stockholders of Bethlehem. The 1993 Annual Report of Bethlehem and the Proxy Statement, dated March 16, 1994, relating to matters to be voted on at the Meeting, are enclosed.

     If you wish to have the shares allocated to your Savings Plan account voted in accordance with your instructions, you should specify your choices on the enclosed form, sign and date it and forward it to First Valley Bank in the enclosed, pre-addressed, stamped envelope. To preserve confidentiality, voting instructions from Savings Plan participants will be tabulated by First Valley Bank, which will certify the results to the Savings Plan Committee. Your individual voting instructions will not be seen by Bethlehem, the Savings Plan Committee or State Street Bank and Trust Company, the Trustee under the Savings Plan.

     Your voting instructions will relate only to shares allocated to your Savings Plan account as of March 7, 1994. Any shares held by you as a stockholder outside the Savings Plan should be voted by execution of a proxy which you will receive separately as such a stockholder.

     If you do not provide voting instructions, the shares allocated to your Savings Plan account will be voted by the Trustee in accordance with instructions of the Savings Plan Committee.

                                      Savings Plan Committee

                                         Michael P. Dopers, Secretary

March 16, 1994

                         BETHLEHEM STEEL CORPORATION
                             1170 Eighth Avenue
                          Bethlehem, PA 18016-7699

                        Employee Stock Ownership Plan
 Voting Instructions for the Annual Meeting of Stockholders, April 26, 1994

To Employee Stock Ownership Plan Trustee:

The undersigned hereby instructs you to vote, in person or by proxy, upon all matters properly brought before the Annual Meeting of Stockholders of Bethlehem Steel Corporation to be held on April 26, 1994, and any adjournment or postponement thereof, the shares of stock which were allocated to my account as of March 7, 1994 under the Bethlehem Steel Corporation Employee Stock Ownership Plan.

             Election of Directors, Nominees:

             C.H. Barnette, B.R. Civiletti, W.H. Clark, H.E. Collier, Jr., J.B. Curcio, W.C. Hittinger, T.L. Holton, L.B. Kaden, H.P. Kamen,
             W. Knowlton, R. McClements, Jr., G.L. Millerbruch, R.P. Penny, D.P. Phypers, W.A. Pogue, J.F. Ruffle

If you return this card properly signed but do not otherwise specify on the reverse side, shares will be voted FOR Proposals 1, 2, 3 and 4. If you do not return this card, shares will be voted by the Trustee in the same proportion as the shares with respect to which voting instructions are received.

                                                                   SEE REVERSE
                                                                       SIDE

[X] Please mark your                                                    1623
    votes as in this
    example.

       If this card is properly executed, shares will be voted in the manner directed herein by the undersigned. If no direction is made, shares will be voted FOR Proposals 1, 2, 3 and 4.
- --------------------------------------------------------------------------------
 Bethlehem's Board of Directors recommends a vote FOR election of directors and Proposals 2, 3 and 4.
- --------------------------------------------------------------------------------
                     FOR      WITHHELD
1. Election of       [ ]        [ ]
   Directors.
   (see reverse)

For, except vote withheld from the following nominee(s):

________________________________________

                                                           FOR   AGAINST ABSTAIN
                       2. Ratification of appointment of   [ ]     [ ]     [ ]
                          Independent Accountants.

                       3. Approval of 1994 Stock           [ ]     [ ]     [ ]
                          Incentive Plan.

                       4. Approval of 1994 Non-            [ ]     [ ]     [ ]
                          Employee Directors Stock
                          Plan.


SIGNATURE(S) __________________________________ DATE __________
NOTE: Please mark, date, sign as name appears above and return in enclosed envelope.

                         Bethlehem Steel Corporation
                        Employee Stock Ownership Plan

To Participants in Bethlehem Steel Corporation Employee Stock Ownership Plan:

     The enclosed form is for use in causing the shares of Preference Stock or Common Stock of Bethlehem Steel Corporation allocated to your Employee Stock Ownership Plan account to be voted in accordance with your instructions at the 1994 Annual Meeting of Stockholders of Bethlehem. The 1993 Annual Report of Bethlehem and the Proxy Statement, dated March 16, 1994, relating to matters to be voted on at the Meeting, are enclosed.

     If you wish to have the shares allocated to your Employee Stock Ownership Plan account voted in accordance with your instructions, you should specify your choices on the enclosed form, sign and date it and forward it to First Valley Bank in the enclosed, pre-addressed, stamped envelope. To preserve confidentiality, voting instructions from Employee Stock Ownership Plan participants will be tabulated by First Valley Bank, which will certify the results directly to State Street Bank and Trust Company, the Employee Stock Ownership Plan Trustee. Your individual voting instructions will not be seen by any officer or employee of Bethlehem.

     Your voting instructions will relate only to shares allocated to your Employee Stock Ownership Plan account as of March 7, 1994. Any shares of Bethlehem Common Stock held by you as a stockholder outside the Employee Stock Ownership Plan should be voted by execution of a proxy which you will receive separately as such a stockholder.

     If you do not provide voting instructions, the shares allocated to your Employee Stock Ownership Plan account will be voted by the Trustee in the same proportion as the shares with respect to which voting instructions are received.

                                        Bethlehem Steel Corporation
                                        Employee Stock Ownership Plan
                                          Maureen R. Dresen, Representative of
                                            Plan Administrator

March 16, 1994